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                                                                       Exhibit 1

                             JOINT FILING AGREEMENT

          This Agreement is made and entered into as of July 10, 1999 by and among each of the undersigned.

          In accordance with Rule 13d-1(f) of the Securities Exchange Act of 1934, as amended, each of the parties hereto agrees with the other parties that the statement of Schedule 13D pertaining to certain securities of Wyndham International, Inc. to which this agreement is an exhibit, is filed by and on behalf of each such party and that any amendment thereto will be filed on behalf of each such party.


                                 CKE ASSOCIATES, LLC
                                 THE OVITZ FAMILY LIMITED PARTNERSHIP
                                 THE MICHAEL AND JUDY OVITZ
                                  REVOCABLE TRUST
                                 MICHAEL S. OVITZ

                                 By:  Michael S. Ovitz, on his own behalf, as
                                      Chief Executive Officer of CKE Associates,
                                      LLC, and as trustee of the Michael and
                                      Judy Ovitz Revocable Trust, the general
                                      partner of the Ovitz Family Limited
                                      Partnership



                                 By:    /s/  Michael S. Ovitz
                                    ----------------------------------
                                             Michael S. Ovitz